Exhibit 99.1

         Ptek Holdings Changes Name to Premiere Global Services, Inc.;
                Company Transfers Listing to NYSE, Symbol 'PGI'

    ATLANTA--(BUSINESS WIRE)--Jan. 3, 2005--Ptek Holdings, Inc. (NASDAQ: PTEK; www.ptek.com), a leading global provider of innovative business communications and data services, today announced that it has changed its corporate name to Premiere Global Services, Inc. and transferred the listing of its common stock to the New York Stock Exchange(R). The Company's shares will begin trading today under the symbol "PGI."

    About Premiere Global Services, Inc.

    Premiere Global Services, Inc., formerly Ptek Holdings, Inc., is a leading global provider of innovative business communications and data services. Customers use our ASP platform to conduct traditional and VoIP-based collaboration sessions and to process and deliver large quantities of individualized, business critical information. Premiere Global offers outsourced document delivery, data capture, alerts/notifications and campaign management solutions that automate customers' business processes and improve efficiency levels enterprise-wide. We also offer a full suite of conferencing solutions, including automated, operator-assisted and Web collaboration services that enable customers to communicate real-time via our advanced, open standards global conferencing platform.
    Premiere Global serves more than 46,000 corporate accounts in nearly every business sector, throughout 18 countries worldwide. Our corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.premiereglobal.com.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Ptek's forward-looking statements, including, but not limited to, the following factors: technological change; the development of alternatives to our services; our ability to manage our growth; integration of acquired companies; possible adverse effects on our financial condition if we are unable to retain IBM as a customer at the levels currently forecasted; possible adverse results of pending or future litigation or infringement claims; service interruptions; competitive pressures, including pricing pressures; general domestic and international economic, business or political conditions; legislative or regulatory changes; increased financial leverage; our dependence on our subsidiaries for cash flow; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors Affecting Future Performance" section of our Annual Report on Form 10-K for the year ended December 31, 2003. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.

    CONTACT: SVP, Strategic Planning & IR
             Sean O'Brien, 404-262-8462